                                                                   EXHIBIT 10.27

                             HomeGrocer.com, Inc.

                    1997 STOCK INCENTIVE COMPENSATION PLAN


                              SECTION 1.  PURPOSE

     The purpose of the HomeGrocer.com, Inc. 1997 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of HomeGrocer.com, Inc., a Delaware corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                            SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

2.1  Award

     "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

2.2  Board

     "Board" means the Board of Directors of the Company.

2.3  Cause

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4  Code

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  Common Stock

     "Common Stock" means the common stock, par value $0.001 per share, of the Company.

2.6  Corporate Transaction

     "Corporate Transaction" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company; or

          (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

     Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

2.7  Disability

     "Disability" means "disability" as that term is defined for purposes of
Section 22(e)(3) of the Code.

2.8  Early Retirement

     "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.9  Exchange Act

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.10 Fair Market Value

     "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.11  Section Intentionally Left Blank

2.12  Grant Date

      "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.13  Holder

      "Holder" means: (i) the person to whom an Award is granted; (ii) for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (iii) the person(s) to whom an Award has been transferred in accordance with Section 10.

2.14  Incentive Stock Option

      "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.15  Nonqualified Stock Option

      "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.16  Option

      "Option" means the right to purchase Common Stock granted under Section 7.

2.17  Plan Administrator

      "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.18  Restricted Stock

      "Restricted Stock" means shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.19  Retirement

      "Retirement" means retirement as of the individual's normal retirement date as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.20  Securities Act

      "Securities Act" means the Securities Act of 1933, as amended.

2.21  Stock Award

      "Stock Award" means an Award granted under Section 9.

2.22  Subsidiary

      "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.23  Successor Corporation

      "Successor Corporation" has the meaning set forth under Section 11.2.

                          SECTION 3.  ADMINISTRATION

3.1   Plan Administrator

      The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2   Administration and Interpretation by the Plan Administrator

      Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                     SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

     Subject to adjustment from time to time as provided in Section 11.1, a maximum of 15,924,334 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2  Reuse of Shares

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan.

                            SECTION 5.  ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

                              SECTION 6.  AWARDS

6.1  Form and Grant of Awards

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2  Acquired Company Awards

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Holders.

                         SECTION 7.  AWARDS OF OPTIONS

7.1  Grant of Options

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  Option Exercise Price

     The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

7.3  Term of Options

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4  Exercise of Options

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:


Period of Holder's Continuous Employment or

Service With the Company or Its Subsidiaries        Percent of Total Option
       From the Option Grant Date                That Is Vested and Exercisable
       --------------------------                ------------------------------

             After 1 year                          25% (vests after 12 months)

             After 2 years                              25% (vests monthly)

             After 3 years                              25% (vests monthly)

             After 4 years                              25% (vests monthly)

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5  Payment of Exercise Price

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; or (b) if and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and
(ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, to the extent permitted by the Plan Administrator in its sole discretion, the price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by (y) a promissory note delivered pursuant to Section 13; or (z) such other consideration as the Plan Administrator may permit.

7.6  Post-Termination Exercises

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

     In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only
(a) within one year if the termination of the Holder's employment or services is coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10, at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Holder's employment or services for Cause, the Option (including any exercisable portion thereof) shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

                SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  Dollar Limitation

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Holder holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% Shareholders

     If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3  Eligible Employees

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4  Term

     The term of an Incentive Stock Option shall not exceed 10 years.

8.5  Exercisability

     To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Holder's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Holder that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Holder to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6  Taxation of Incentive Stock Options

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Holder must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Holder may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Holder to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7  Promissory Notes

     The amount of any promissory note delivered pursuant to Section 13 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

                           SECTION 9.  STOCK AWARDS

9.1  Grant of Stock Awards

     The Plan Administrator is authorized to make Awards of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

9.2  Issuance of Shares

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3   Waiver of Restrictions

      Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

                          SECTION 10.  ASSIGNABILITY

      No Option granted under the Plan may be assigned or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                           SECTION 11.  ADJUSTMENTS

11.1  Adjustment of Shares

      In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 11.1 but shall be governed by Section 11.2.

11.2  Corporate Transaction

      (a) Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable; provided, however, that no such Award shall accelerate if and to the extent such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation.

      (b) Whether or not an Award is assumed or replaced shall be determined by the Company and the Successor Corporation in connection with the Corporate Transaction. The determination of Award comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

      (c)   Subsection intentionally left blank.

      (d) The acceleration of any Award as provided in this Section 11.2 shall not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment.

11.3  Further Adjustment of Awards

      Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Holders, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Holders, to certain categories of Holders or only to individual Holders. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4  Limitations

      The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                           SECTION 12.  WITHHOLDING

      The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Holder to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock from the shares to be issued upon exercise that number of shares having a Fair Market Value, determined as of the applicable Tax Date (as defined below) equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, or (c) by transferring shares of Common Stock to the Company that
(i) in the case of shares previously acquired from the Company, have been owned by the Holder for more than six (6) months on the date of transfer and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. For purposes of this Section 12, the Fair Market Value of the shares to be withheld or transferred shall be determined on the date that the amount of tax to be withheld is to be determined under applicable law (the "Tax Date"). The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award shares with a Fair Market Value equal to the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, or from any cash amounts otherwise due or to become due from the Company to the Holder an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Holder to the Company or a Subsidiary.

       SECTION 13.  LOANS, INSTALLMENT PAYMENTS AND
                     LOAN GUARANTEES

      To assist a Holder (including a Holder who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by the Company,
(b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the Holder from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and loan guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

       SECTION 14.  REPURCHASE AND FIRST REFUSAL RIGHTS

14.1   Repurchase Rights

       The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option. Should the Holder cease to be employed by or provide services to the Company, then all shares of Common Stock issued upon exercise of an Option which are unvested at the time of cessation of employment or services shall be subject to repurchase at the exercise price paid for such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the agreement evidencing such right.

       All of the Company's outstanding repurchase rights under this Section
14.1 are assignable by the Company at any time. Such rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the Successor Corporation in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

       The Plan Administrator shall have the discretionary authority, exercisable either before or after the Holder's cessation of employment or service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Holder under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

14.2   First Refusal Rights

       Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by the Holder of any shares of Common Stock issued pursuant to an Award granted under the Plan. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing such right.

                         SECTION 15.  MARKET STANDOFF

       In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to an Award granted under the Plan (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

       In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 15, to the same extent the purchased shares are at such time covered by such provisions.

      In order to enforce the limitations of this Section 15, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

      SECTION 16.  AMENDMENT AND TERMINATION OF PLAN

16.1  Amendment of Plan

      The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

16.2  Termination of Plan

      The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

16.3  Consent of Holder

      The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

                             SECTION 17.  GENERAL

17.1  Award Agreements

      Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

17.2  Continued Employment or Services; Rights in Awards

      None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

17.3  Registration

      The Company shall be under no obligation to any Holder to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

      Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

      As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require the Holder to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Holder's own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Holder as may from time to time be necessary to comply with the federal and state securities laws.

17.4  No Rights as a Shareholder

      No Option shall entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

17.5  Compliance With Laws and Regulations

      Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Holders who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Holders. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

17.6  No Trust or Fund

      The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Holder, and no Holder shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.7  Severability

      If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.


17.8. Awards Granted to California Residents

      Options and Stock Purchase Rights granted under the Plan to persons resident in California shall be subject to the provisions set forth in Attachment A hereto. To the extent the provisions of the Plan conflict with the
------------
provisions set forth on Attachment A, the provisions on Attachment A shall
                        ------------                    ------------
govern the terms of such Options.

                          SECTION 18.  EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

     Adopted by the Board on October 7, 1997 and approved by the Company's shareholders on October 7, 1997.

                                 Attachment A
                                 ------------

                   Provisions Applicable to Award Recipients
                   -----------------------------------------

                            Resident in California
                            ----------------------

     Until such time as any security of the Company becomes a Listed Security and if required by Applicable Laws, the following additional terms shall apply to Options and Stock Awards, and Shares issued upon exercise of such awards, granted under the HomeGrocer.com, Inc. 1997 Stock Incentive Compensation Plan (the "Plan") to persons resident in California as of the Grant Date of any such
      ----
award (each such person, a "California Recipient"):
                            --------------------

     1. In the case of an Option, whether an Incentive Stock Option or a Nonqualified Stock Option, that is granted to granted to a California Recipient who, at the time of the grant of such Option, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value on the Grant Date.

     2. In the case of a Nonqualified Stock Option that is granted to any other California Recipient, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the Grant Date.

     3. In the case of a Stock Award granted to a California Recipient, the purchase price applicable to stock purchased under such Stock Award shall not be less than 85% of the Fair Market Value of the Shares as of the Grant Date, or, in the case of a person owning stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the price shall not be less than 100% of the Fair Market Value of the Shares as of the Grant Date.

     4. With respect to an Option or Stock Award issued to any California Recipient who is not an Officer, Director or Consultant, such Option or Stock Award shall become exercisable, or any repurchase option in favor of the Company shall lapse, at the rate of at least 20% per year over five years from the Grant Date.

     5. The following rules shall apply to an Option issued to any California Recipient in the event of termination of the California Recipient's employment or services with the Company:

          (a) If such termination was for reasons other than death or disability, the California Recipient shall have at least 30 days after the date of such termination (but in no event later than the expiration of the term of such Option established by the Plan Administrator as of the Grant Date) to exercise such Option.

          (b) If such termination was on account of the death or disability of the California Recipient, the Holder of the Option may, but only within six months from the date of such termination (but in no event later than the expiration date of the term of such Option established by the Plan Administrator as of the Grant Date), exercise the Option to the extent the California Recipient was otherwise entitled to exercise it at the date of such termination. To the extent that the California Recipient was not entitled to exercise the Option at the date of termination, or if the Holder does not exercise such Option to the extent so entitled within six months from the date of termination, the Option shall terminate and the Common Stock underlying the unexercised portion of the Option shall revert to the Plan.

     6. The Company shall provide financial statements at least annually to each California Recipient during the period such person has one or more Options or Stock Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

     7. Unless defined below or otherwise in this Attachment, Capitalized terms shall have the meanings set forth in the Plan. For purposes of this Attachment, the following definitions shall apply:

     "Applicable Laws" means the legal requirements relating to the administration of stock option and restricted stock purchase plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

     "Consultant" means any person, including an advisor, who renders services to the Company, or any Parent or Subsidiary, and is compensated for such services, and any Director of the Company whether compensated for such services or not.

     "Director" means a member of the Board.

     "Listed Security" means listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quaotation system by the national Association of Securities Dealers, Inc.

     "Officer" means a person who is an officer of the Company within the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

     "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

                   PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

       Date of
      Adoption/
      Amendment/                                                                              Date of Shareholder
      Adjustment                        Section                  Effect of Amendment              Approval
      ----------                        -------                  -------------------              --------
8/31/98                         4.1                              Increase shares             8/25/98
                                                                 reserved by 3,062,167
9/25/99                         4.1                              Increase shares             9/25/99
                                                                 reserved by 2,900,000
11/23/99                        4.1                              Increase shares             11/22/99
                                                                 reserved to reflect
                                                                 11/23/99 2 for 1 split
1/10/00                         2.11; 11.2(c);                   Remove section 2.11         board approval 1/10/00
                                12;17.8; Attachment A            regarding Good Reason;
                                                                 remove subsection
                                                                 11.2(c) regarding
                                                                 acceleration; add
                                                                 language to Section 12
                                                                 to comply with new
                                                                 accounting rules; add
                                                                 Section 17.8 and
                                                                 Attachment A regarding
                                                                 California optionees.